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                                                                       EXHIBIT 7

         Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow.

         Dated: November 22, 2002

                               REPORTING PERSONS:

                               RICHARD E. RAINWATER


                               /s/ Richard E. Rainwater, by Melissa T. Parrish, Attorney-in-Fact



                               OFFICE TOWERS LLC

                                  By: Rainwater, Inc., its authorized member

                                      By: /s/ Richard E. Rainwater,
                                      by Melissa T. Parrish,
                                      Attorney-in-Fact